UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 17, 2017
 _____________________
PALO ALTO NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35594	20-2530195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3000 Tannery Way Santa Clara, California 95054 (Address of principal executive office, including zip code)
(408) 753-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.
On November 20, 2017, Palo Alto Networks, Inc. (the “Company”) issued a press release announcing its financial results for its fiscal first quarter ended October 31, 2017. A copy of the press release is furnished herewith as Exhibit 99.1, and is incorporated herein by reference.
The information contained in this Item 2.02 and in the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed on the Company’s Current Report on Form 8-K filed on August 31, 2017, Steffan Tomlinson, the Company’s Executive Vice President, Chief Financial Officer, notified the Company of his intention to retire and resign from his position at the Company.
On November 17, 2017, the Board of Directors (the “Board”) of the Company appointed Kathleen Bonanno, age 55, to Executive Vice President, Chief Financial Officer, effective as of November 22, 2017.
Prior to the appointment, Ms. Bonanno served as the Company’s Senior Vice President Finance, from November 2016 to November 2017, and, most recently, had responsibility for financial planning, treasury, enterprise risk management and facilities. From April 2014 when she joined the Company to November 2016, Ms. Bonanno served as Vice President Finance. In her 30 years of business experience she has held a variety of senior finance positions, including at Symantec Corporation, a cybersecurity company, and American Airlines, a major U.S. airline. Prior to joining the Company, from January 2007 to March 2014, Ms. Bonanno served as Vice President, FP&A, for Symantec Corporation. Ms. Bonanno holds an M.B.A. from Texas Christian University and a B.S. in Finance from Arizona State University.
On November 17, 2017, in connection with Ms. Bonanno’s appointment, the Company’s Board increased Ms. Bonanno’s annual base salary to $425,000 and provided Ms. Bonanno with the opportunity to earn a target annual cash incentive compensation payment of 60% of her annual base salary, under the Company’s Employee Incentive Compensation Plan for fiscal 2018 and subsequent fiscal periods. On November 17, 2017, the Board also granted Ms. Bonanno (i) an award of restricted stock units (“RSUs”) covering 11,968 shares of the Company’s common stock pursuant to the Company’s 2012 Equity Incentive Plan (the “2012 Plan”) and (ii) an award of restricted stock units with performance-based vesting (“PSUs”) covering a target of 11,968 shares of the Company’s common stock pursuant to the Company’s 2012 Plan. One-sixteenth (1/16) of the RSUs will vest on January 20, 2018 and one-sixteenth (1/16) will vest quarterly thereafter, subject to Ms. Bonanno continuing to be a Service Provider (as defined in the 2012 Plan) through each vesting date. With regard to the PSUs, Ms. Bonanno may potentially earn from 50% to 120% of the PSU target based on the achievement, if any, of certain pre-established Company performance criteria for fiscal 2018. The actual PSUs earned shall be determined by the Compensation Committee of the Company’s Board following the fiscal 2018 performance period. If earned, vesting of the PSUs shall become time-based such that twenty-five percent (25%) of the eligible PSUs will vest on October 20, 2018, and one-sixteenth (1/16) of the PSUs will vest quarterly thereafter, subject to Ms. Bonanno continuing to be a Service Provider through each vesting date.
In the event of an involuntary termination of employment (a termination of employment by the Company without “cause” or a termination of employment for “good reason”) within 12 months following a “change in control,” provided that Ms. Bonanno executes an appropriate release and waiver of claims, Ms. Bonanno would be eligible to receive:

•	a lump sum cash payment equal to 12 months of her base salary as in effect as of the date of termination;

•	a lump sum cash payment equal to 100% of her target incentive payment for that fiscal year;

•	a lump sum cash payment equal to the amount payable for premiums for continued COBRA benefits for a period of 12 months; and

•	24 months of accelerated vesting of her then outstanding time-based equity awards.
Additionally, in the event of an involuntary termination of employment (a termination of employment by us without “cause”), at any time before a “change in control” or more than 24 months following a “change in control,” provided that Ms. Bonanno executes an appropriate release and waiver of claims, Ms. Bonanno would be eligible to receive:

•	continued payment of base salary as in effect as of the date of termination for a period of six months; and

•	a lump sum cash payment equal to the amount payable for premiums for continued COBRA benefits for a period of six months.
The foregoing description of Ms. Bonanno’s compensation, terms and conditions of her employment and treatment of Ms. Bonanno upon certain terminations of employment are qualified in its entirety by the full text of Ms. Bonanno’s Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
In addition, Ms. Bonanno has entered into the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-180620) filed with the Securities and Exchange Commission on July 9, 2012.
There are no arrangements or understandings between Ms. Bonanno and any other persons pursuant to which she was selected as an executive officer. There are no family relationships between Ms. Bonanno and any director or other executive officer. Ms. Bonanno has not had an interest in any transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, that requires disclosure pursuant to Item 404(a) of Regulation S-K.
Item 9.01 Financial Statements and Exhibits.
(d)      Exhibits.

Exhibit No.	Description of Exhibit
10.1	Offer Letter between the Registrant and Kathleen Bonanno, dated November 17, 2017.
99.1	Press release dated as of November 20, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALO ALTO NETWORKS, INC.

By:	/s/ MARK D. MCLAUGHLIN
Mark D. McLaughlin
Chief Executive Officer

Date: November 20, 2017